EXHIBIT 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF PLAINS ALL AMERICAN PIPELINE, L.P.

PURSUANT TO 18 U.S.C. § 1350

I, Phil Kramer, Chief Financial Officer of Plains All American Pipeline, L.P. (the “Company”), hereby certify that:

(i)            the accompanying report on Form 10-Q for the period ending September 30, 2005 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) by the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PHIL KRAMER
Name: Phil Kramer
Date: November 7, 2005